Exhibit 99.1

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports

2007 Second Quarter Operating Results

•	On June 12, 2007 Citadel Broadcasting Corporation completed its merger with ABC Radio, which includes 22 large market radio stations and the ABC Radio Network

•	Second Quarter Net Revenues of $141.2 million

Las Vegas, Nevada, August 9, 2007 – Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the second quarter of 2007.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The completion of the merger with ABC Radio was a major accomplishment for the quarter and the Company is excited about the addition of these large market radio stations, the ABC Radio Network and the significant on-air talent and management experience that is part of the ABC Radio business. For the balance of 2007, the Company is focused on the integration of the ABC Radio and Network business with our existing operations and the sale of certain radio stations which is expected to reduce the Company’s outstanding indebtedness.”

June 30, 2007 – Second Quarter Results

Net revenues for the second quarter of 2007, including the results of ABC Radio, were $141.2 million. Net revenues excluding the results of ABC Radio, were $109.9 million as compared to $112.5 million in the second quarter of 2006, a decrease of 2.3%. The decrease in revenues was a result of lower revenues associated with format changes in Birmingham, AL as well as lower revenue in the Providence, RI, Tucson, AZ and Modesto, CA markets.

Operating income for the second quarter of 2007 was $29.9 million compared to an operating loss of $109.9 million in the corresponding 2006 period, an increase of $139.8 million. Operating income for the three months ended June 30, 2007 includes a non-cash impairment charge of $13.6 million to write-down the carrying value of certain assets to their estimated fair value related to eleven stations required to be transferred into a divestiture trust upon the closing of the merger with ABC Radio and one market for which the Company entered into a definitive sales agreement. Corporate general and administrative costs increased $6.0 million as a result of an increase in stock based compensation of $1.2 million and related compensation costs of $1.8 million along with additional costs related to the integration of ABC and higher legal costs. Operating income for the second quarter of 2007 also includes the 19 days of operating results of the acquired ABC Radio business from the closing date. During the three months ended June 30, 2006 the Company recognized a $149.8 million non-cash impairment charge to reduce the carrying amount of goodwill and the carrying amount of its indefinite lived intangible assets for certain of its markets to their respective estimated fair values.

Segment operating income (as detailed in the attached table, is generally defined as net income (loss) plus income tax expense (benefit), interest related expenses, depreciation and amortization, local marketing agreement fees, stock-based compensation, corporate general and administrative expenses, other, net and other non-cash expenses), excluding the results of ABC Radio, was $49.3 million for the second quarter of 2007, compared to $52.4 million for the second quarter of 2006, a decrease of $3.1 million, or 5.9%. This decrease in segment operating income was the result of the decline in revenue described above. The switching of certain formats to eliminate the dependency on higher paid talent is expected to benefit future growth and result in more controllable segment operating expenses for the Company’s operations.

Net interest expense increased to $14.3 million for the quarter ended June 30, 2007 from $8.0 million for the quarter ended June 30, 2006, an increase of $6.3 million. The increase in net interest expense was primarily the result of the interest incurred on the increased borrowings under the Company’s new senior credit and term loan facility as a result of the merger with ABC Radio and the payment of the special distribution immediately prior to the closing of the transaction.

Income tax expense for the quarter ended June 30, 2007 was approximately $11.8 million (substantially all non-cash), compared to an income tax benefit of approximately $43.5 million (substantially all non-cash) for the quarter ended June 30, 2006. Income tax expense for the quarter ended June 30, 2007 includes approximately $2.3 million of additional state income tax expense, net of federal benefit resulting from an increase in the Company’s effective state tax rate upon the completion of the merger with ABC Radio as a result of a change in the jurisdictions in which the combined Company will conduct its business. The three months ended June 30, 2006 includes a deferred tax benefit of approximately $57.8 million related to the asset impairment recognized in the second quarter.

Net income for the quarter ended June 30, 2007 was $3.8 million, or $0.03 per basic share, as compared to net loss of $74.8 million, or ($0.67) per basic share, for the same period in 2006. Included in net income for the quarter ended June 30, 2007 was approximately $8.3 million related to a non-cash write-down of the carrying value of certain assets to be disposed of to their estimated fair market value, net of tax, or $(0.06) per basic share, $4.9 million of stock-based compensation expense, net of tax, or $(0.03) per basic share and additional state income tax expense associated with an increase in the Company’s effective state tax rate of approximately $2.3 million or $(0.02) per basic share. Included in net income for the quarter ended June 30, 2006 was a non-cash asset impairment of approximately $92.0 million, net of tax, or $(0.82) per basic share related to the valuation of goodwill and intangible assets, and $3.9 million of stock-based compensation expense, net of tax, or $(0.04) per basic share.

Free cash flow (as detailed in the attached table, is generally defined as net income (loss) (i) plus depreciation and amortization, stock-based compensation expense, other, net, non-cash expenses and income tax expense (ii) less interest-related expenses, capital expenditures and cash taxes) was $37.3 million for the three months ended June 30, 2007, compared to $37.6 million for the three months ended June 30, 2006, a decrease of $0.3 million. The decrease in free cash flow is a result of an increase in corporate general and administrative costs and higher interest costs, offset in part by the acquired ABC Radio business. For the three months ended June 30, 2007, the weighted average common shares outstanding was approximately 141.4 million compared to 111.7 million for the three months ended June 30, 2006.

Our Station Portfolio

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 170 FM stations and 62 AM stations in the nation’s leading markets, in addition to the ABC Radio Network business, which is one of the three largest radio networks in the United States. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” “continues,” “intends,” “likely,” “may,” “plans,” “potential,” “will,” and similar expressions, whether in the negative or the affirmative. All statements other than the statements of historical fact are “forward-looking” statements for the purposes of federal and state securities laws, including, without limitation, any projections on pro forma statements of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the expected effect of the business combination with ABC Radio; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any assumptions underlying any of the foregoing. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control, which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in market conditions that could impair the Company’s goodwill or intangible assets; changes in industry conditions; changes in governmental regulations, policies or actions or in regulatory bodies; changes in uncertain tax positions and tax rates; changes in dividend policy; changes in capital expenditure requirements; or the risk that the business combination with ABC Radio may be less favorable for the Company than originally expected.

The Company undertakes no obligation, other than as required by law, to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenue	$141,157	$112,454	$234,077	$206,453

Operating Expenses:
Cost of revenues	40,355	28,473	67,777	56,012
Selling, general and administrative	39,634	32,529	70,105	63,570
Corporate general and administrative	12,468	6,425	22,686	12,500
Local marketing agreement fees	334	314	660	627
Asset impairment and disposal charges	13,586	149,769	13,586	149,769
Depreciation and amortization	4,494	5,476	7,298	11,009
Other, net	348	(648)	(3,547)	(638)

Operating expenses	111,219	222,338	178,565	292,849

Operating income (loss)	29,938	(109,884)	55,512	(86,396)

Interest-related expenses:
Interest expense, net	14,277	7,981	22,083	14,380
Non-cash debt-related (income) expenses	(449)	460	(781)	918

Write-off of deferred financing costs upon extinguishment of debt	555	—	555	—

Interest-related expenses, net	14,383	8,441	21,857	15,298

Income (loss) before income taxes	15,555	(118,325)	33,655	(101,694)

Income tax expense (benefit)	11,762	(43,499)	23,100	(36,393)

Net income (loss)	$3,793	$(74,826)	$10,555	$(65,301)

Net income (loss) per share - basic	$0.03	$(0.67)	$0.08	$(0.58)

Net income (loss) per share - diluted	$0.03	$(0.67)	$0.08	$(0.58)

Weighted average common shares outstanding:
Basic	141,442	111,668	126,051	111,632

Diluted	142,486	111,668	127,006	111,632

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s segment operating income for the three and six months ended June 30, 2007 and 2006. The Company defines segment operating income as net income (loss) adjusted to exclude the following line items included in its Statement of Operations: income tax expense (benefit), interest related expenses, other, net, depreciation and amortization, local marketing agreement fees, stock-based compensation, corporate general and administrative expenses and other non-cash expenses.

Segment operating income, among other things, is used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since segment operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Segment operating income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, segment operating income does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, segment operating income is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Segment operating income does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As segment operating income excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of segment operating income to net income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Segment operating income	$62,686	$52,395	$98,103	$89,169
Less:
Corporate general and administrative, excluding related portion of stock-based compensation	8,116	3,321	13,391	6,556
Stock-based compensation	5,870	4,047	11,203	8,242
Local marketing agreement fees	334	314	660	627
Other, net	348	(648)	(3,547)	(638)

Adjusted operating income before depreciation and amortization	48,018	45,361	76,396	74,382

Less:
Asset impairment and disposal charges	13,586	149,769	13,586	149,769
Depreciation and amortization	4,494	5,476	7,298	11,009

Operating income (loss)	29,938	(109,884)	55,512	(86,396)
Less:
Interest-related expenses, net	14,383	8,441	21,857	15,298

Income (loss) before income taxes	15,555	(118,325)	33,655	(101,694)
Income tax expense (benefit)	11,762	(43,499)	23,100	(36,393)

Net income (loss)	$3,793	$(74,826)	$10,555	$(65,301)

Free cash flow is defined as net income (loss) (i) plus depreciation, amortization, stock-based compensation expense, other, net, other non-cash expenses and income tax expense (ii) less non-cash debt-related expenses, cash taxes paid and capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with net income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to net income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income (loss)	$3,793	$(74,826)	$10,555	$(65,301)
Adjustments
Depreciation and amortization	4,494	5,476	7,298	11,009
Stock-based compensation	5,870	4,047	11,203	8,242
Asset impairment and disposal charges	13,586	149,769	13,586	149,769
Other, net	348	(648)	(3,547)	(638)
Non-cash debt-related expenses	(449)	460	(781)	918
Write-off of deferred financing costs	555	—	555	—
Income tax expense (benefit)	11,762	(43,499)	23,100	(36,393)
Taxes paid	(786)	(1,081)	(1,223)	(1,300)
Capital expenditures	(1,916)	(2,051)	(3,967)	(4,213)

Free cash flow	$37,257	$37,647	$56,779	$62,093

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following table presents stock-based compensation as reported. The Company believes this summary assists investors’ understanding of the operating performance of the Company and the effects of stock-based compensation recognized pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenue	$—	$—	$—	$—

Operating Expenses:
Cost of revenues	408	426	485	1,038
Selling, general and administrative	1,110	517	1,423	1,260
Corporate general and administrative	4,352	3,104	9,295	5,944
Local marketing agreement fees	—	—	—	—
Asset impairment and disposal charges	—	—	—	—
Depreciation and amortization	—	—	—	—
Other, net	—	—	—	—

Operating expenses	5,870	4,047	11,203	8,242

Operating loss	(5,870)	(4,047)	(11,203)	(8,242)

Interest-related expenses:

Interest expense, net	—	—	—	—
Non-cash debt-related expenses	—	—	—	—

Interest-related expenses, net	—	—	—	—

Loss before income taxes (1)	(5,870)	(4,047)	(11,203)	(8,242)

Income tax (benefit) expense (2)	(1,013)	(118)	740	(1,767)

Net loss	$(4,857)	$(3,929)	$(11,943)	$(6,475)

Net loss per share - basic	$(0.03)	$(0.04)	$(0.09)	$(0.06)

Weighted average common shares outstanding:
Basic	141,442	111,668	126,051	111,632

(1)	In addition to the amounts above, for the three and six months ended June 30, 2007, the Company also incurred approximately $1.8 million in compensation costs to a senior executive related to payment of the special distribution, or $(0.01) per basic share.
(2)	For the six months ended June 30, 2007, the amount includes a non-cash write-down of approximately $2.9 million of the Company’s deferred tax assets for the excess of stock-based compensation expense recorded over the amount of such compensation deductible for income tax purposes.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following tables reconcile financial measures before the impact of stock-based compensation expense, non-cash asset impairment and disposal charges, gain on sale of certain assets, and changes in effective state tax rate to reported financial measures. The Company believes that adjusting its financial results for these items assists investors’ understanding of the operating performance of the Company.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Reconciliation of adjusted operating income to operating income (loss):
Adjusted operating income before stock-based compensation, asset impairment and disposal charges, gain on sale of certain assets and change in effective state tax rate	$49,394	$43,932	$76,361	$71,615
Adjustments to reconcile to operating income:
Stock-based compensation expense	(5,870)	(4,047)	(11,203)	(8,242)
Asset impairment and disposal charges	(13,586)	(149,769)	(13,586)	(149,769)
Gain on sale of certain assets	—	—	3,940	—

Operating income (loss)	$29,938	$(109,884)	$55,512	$(86,396)

Reconciliation of adjusted net income to net income (loss):
Adjusted net income before stock-based compensation, asset impairment and disposal charges, gain on sale of certain assets, net of tax, and change in effective state tax rate	$19,334	$21,074	$30,790	$33,145
Adjustments to reconcile to net income:
Stock-based compensation expense, net of tax	(4,857)	(3,929)	(11,943)	(6,475)
Asset impairment and disposal charges, net of tax	(8,340)	(91,971)	(8,340)	(91,971)
Gain on sale of certain assets, net of tax	—	—	2,392	—
State income tax expense resulting from a change in the effective state tax rate	(2,344)		(2,344)

Net income (loss)	$3,793	$(74,826)	$10,555	$(65,301)

Reconciliation of adjusted net income per share to net income (loss) per share:
Adjusted net income per basic share before stock-based compensation, asset impairment and disposal charges, gain on sale of certain assets, net of tax, and change in effective state tax rate	$0.14	$0.19	$0.24	$0.30
Adjustments to reconcile to net income per basic share:
Stock-based compensation expense, net of tax	(0.03)	(0.04)	(0.09)	(0.06)
Asset impairment and disposal charges, net of tax	(0.06)	(0.82)	(0.07)	(0.82)
Gain on sale of certain assets, net of tax	—	—	0.02	—
State income tax expense resulting from a change in the effective state tax rate	(0.02)	—	(0.02)	—

Net income (loss) per basic share	$0.03	$(0.67)	$0.08	$(0.58)

Weighted average common shares outstanding:
Basic	141,442	111,668	126,051	111,632

Contact:	Citadel Broadcasting Corporation
Patricia Stratford (212) 887-1670